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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ______)

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       Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
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[ ]    Soliciting Material Pursuant to Section 240.14a-12

                          Clifton Savings Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                   [CLIFTON SAVINGS BANCORP, INC. LETTERHEAD]

                        URGENT: VOTE THE WHITE PROXY CARD


August 25, 2004

Dear Fellow Shareholder:

By now you are probably aware that a dissident group of shareholders is trying to convince you not to vote in favor of Clifton Savings Bancorp, Inc.'s 2004 stock-based incentive plan. The group is led by Lawrence B. Seidman who - until the conversion plan - had never shown any interest in Clifton Savings. We believe Mr. Seidman's criticism of the incentive plan is unfounded and personally motivated. This is hardly the first time he has developed a sudden concern for shareholders. Don't be misled by his distortions.

We believe Clifton Savings Bancorp, Inc.'s incentive plan is in the best interests of the shareholders. Quite simply, the plan aligns the interests of employees and directors with other shareholders. Although Mr. Seidman correctly notes no performance standards have been established, the Board of Directors has made no decisions regarding any grants that will be made under the 2004 Plan, and therefore has not affirmatively adopted performance standards that would apply to any such grants; however, Management is not seeking to reward itself without performance standards.

WE URGE YOU TO VOTE ONLY THE WHITE PROXY CARD.

Why? Look at the record:

MR. SEIDMAN HAS A HISTORY OF WAGING PROXY BATTLES IN BANKS AND PROFITING FROM THE OUTCOME. MR. SEIDMAN HAS NOT ONLY OBTAINED BOARD SEATS THAT ENABLED HIM TO RECEIVE STOCK OPTIONS UNDER STOCK-BASED BENEFIT PLANS ADOPTED BY OTHER SAVINGS ASSOCIATIONS AND THEIR HOLDING COMPANIES, BUT HAS RECEIVED BOARD FEES AS WELL.

CASE IN POINT:

In 1996, Wayne Savings Bank, Wayne, New Jersey, converted to stock form. Shortly thereafter, its holding company solicited shareholder approval for a stock-based incentive plan similar to the one adopted by Clifton Savings Bancorp and hundreds of other banks. THE WAYNE PLAN OBJECTED TO BY MR. SEIDMAN INCLUDED PERFORMANCE STANDARDS. Despite the fact that Wayne Bancorp, Inc. was a 100% public entity and its plan contained performance goals, Mr. Seidman opposed it. Getting his support for the plan came at a price: Before he voted in favor, he demanded, among other things, that one of his nominees be placed on Wayne
Bancorp's Board immediately and that Mr. Seidman be permitted to nominate another individual at Wayne Bancorp's next annual meeting.

In a letter dated January 13, 1997 to its stockholders, Wayne Bancorp's Board stated, "Seidman has repeatedly contacted our Bank's CEO to INSIST that two of
                      ----------
his 'hand picked' representatives be placed on Wayne Bancorp's Board of Directors immediately. Seidman subsequently informed our CEO that IF WSB accepted his 'nominees,' then he would SUPPORT (i.e. vote 'FOR') the Incentive Plan that we are currently voting on. Since our Board did not immediately embrace his nominees, we find ourselves in this costly proxy 'Fight' today."


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Wayne Bancorp announced that it would be acquired on May 29, 1998.

CASE IN POINT:
-------------

Mr.  Seidman  waged a proxy  battle with South  Jersey  Financial  Corp.,  Inc.,
Turnerville,   New  Jersey,  just  six  months  after  its  thrift  subsidiary's conversion from mutual to stock form. Through the proxy battle, he sought to appoint himself and another individual to the Board of South Jersey Financial.

AS A DIRECTOR OF SOUTH JERSEY FINANCIAL CORP., INC., MR. SEIDMAN NOT ONLY VOTED IN FAVOR OF SOUTH JERSEY'S STOCK-BASED BENEFIT PLAN, BUT MR. SEIDMAN RECEIVED AWARDS OF STOCK OPTIONS UNDER THAT PLAN.

CASE IN POINT:
-------------

Prior to the first annual meeting to be held by CNY Financial Corp of Cortland, New York, CNY Financial announced that it had entered into a formal agreement with Mr. Seidman: The company would add him to its Board and he, in turn, would agree to vote in favor of the company's stock plan.

AND, JUST AS HE HAD IN THE CASE OF SOUTH JERSEY FINANCIAL, MR. SEIDMAN RECEIVED AWARDS OF STOCK OPTIONS UNDER CNY'S STOCK-BASED BENEFIT PLAN.

THE CLIFTON SAVINGS BANCORP, INC. 2004 STOCK-BASED INCENTIVE PLAN PROVIDES CLIFTON SAVINGS BANCORP AND CLIFTON SAVINGS WITH THE MEANS TO GRANT STOCK OPTIONS AND RESTRICTED STOCK TO EMPLOYEES AND DIRECTORS. THESE TYPES OF STOCK BENEFITS ARE UTILIZED BY THOUSANDS OF PUBLIC COMPANIES AS A MEANS OF PROVIDING INCENTIVE TO EMPLOYEES AND DIRECTORS. THE VALUE OF THESE GRANTS DOES NOT INCREASE UNLESS THE PRICE OF CLIFTON SAVINGS BANCORP STOCK INCREASES. IN FACT, STOCK OPTIONS HAVE VALUE ONLY IF THE STOCK INCREASES. AS A RESULT, EMPLOYEES AND
                         ----
DIRECTORS WHO RECEIVE RESTRICTED STOCK AND STOCK OPTIONS HAVE AN INCENTIVE TO PERFORM IN A MANNER DESIGNED TO INCREASE THE VALUE OF YOUR SHARES. IN SHORT, THE INCENTIVE PLAN PROVIDES AN IMPORTANT MEANS OF FURTHER ALIGNING THE INTERESTS OF EMPLOYEES AND DIRECTORS WITH THOSE OF OTHER SHAREHOLDERS.

HELP CLIFTON SAVINGS BANCORP TO DEFEAT LAWRENCE SEIDMAN. HELP CLIFTON SAVINGS BANCORP TELL MR. SEIDMAN WE HAVE NO INTEREST IN HIS PERSONAL AGENDA.



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We urge you to vote the WHITE proxy card for  Clifton  Savings  Bancorp,  Inc.'s
2004 Stock-Based Incentive Plan. Simply ignore the gold proxy card.

Sincerely,

/s/ John A. Celentano, Jr.

John A. Celentano, Jr.
Chairman of the Board



  If you have questions or need assistance in voting your shares, please call:

                              Georgeson Shareholder

                           17 State Street, 10th Floor
                               New York, NY 10004
                           (800) 849-5301 (TOLL FREE)

                     Banks and Brokerage Firms please call:
                                 (212) 440-9800